Exhibit 16 to Form 8-K January 26, 2001
                            Carmina Technologies Inc.

                                                           American Institute of
                                                            Certified Public
                                                              Accountants
                                    HJ [LOGO]
                             ---------------------         Utah Association of
                             HJ & ASSOCIATES, LL.C           Certified Public
                             ---------------------             Accountants
                          CERTIFIED PUBLIC ACCOUNTANTS
                                                           SEC Practice Section
                                                            Private Companies
                                                             Practice Section


January 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.,  20549

Re:  Carmina Technologies, Inc.
     Commission File No. 0-30685

We were previously the independent accountants for the Company and on April 8, 2000, we reported on the financial statements of the Company for the year ended December 31, 1999 and 1999, and from inception on May 7, 1999 through December 31, 1999.

We have read item 4 of the Current Report on Form 8-K of Carmina Technologies, Inc dated January 18, 2001, and we agree with the statements contained therein as they related to our firm.

Very truly yours,


/s/ HJ & Associates, LLC

HJ & Associates, LLC
(formerly Jones, Jensen & Company)
Certified Public Accountants